UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2016

PETRICHOR CORP.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-198969 (Commission File Number)	30-0806514 (I.R.S. Employer Identification No.)

18801 Collins Avenue, Ste. 102-252
Sunny Isles Beach, FL 33160
(Address of Principal Executive Offices, Zip Code)

     (702) 605-0610
 (Registrant's Telephone Number, Including Area Code)

 N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|   | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|   | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|  |  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On May 2, 2016, the existing director and officer, Chun-Hao Chang appointed Mei-Chun Lin as the Chief Financial Officer of the Company and to serve on the Company’s board of directors.

Ms. Mei-Chun Lin is currently, and has been, the chief financial officer of Jishanye Inc. since September 15, 2014. Mei-Chun Lin graduated from National Sun Yat-sen University and majored in Accounting. At present, she is studying for an executive master’s degree at Business Management Institute of I-Shou University. Ms. Lin worked with the Lv Huiqing Accounting Firm as an account examiner from August 1998 to August 2000, Gao Du Motor Corporation Ltd. as chief accountant from September 2000 to July 2010 and as audit supervisor from July 2010 to September 2012, and Xing Da Company Limited as accounting supervisor from November 2012 to September 2013. Ms. Lin has 17 years of accounting experience.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit 10.1	Director Resolutions of Petrichor Corp. appointing Mei-Chun Lin as chief financial officer and a director, dated May 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRICHOR CORP.

	By:	/s/ Chun-Hao Chang
Name: Chun-Hao Chang
Title: President and Chief Executive Officer

Date: May 4, 2016

Exhibit No.	Document Description
Exhibit 10.1	Director Resolutions of Petrichor Corp. appointing Mei-Chun Lin as chief financial officer and a director, dated May 2, 2016.